Exhibit 99.1

FOR IMMEDIATE RELEASE

VERENIUM APPOINTS HOLGER LIEPMANN TO ITS BOARD OF DIRECTORS

— Adds strong global commercial operations experience —

SAN DIEGO, CA., February 26, 2013 – Verenium Corporation (Nasdaq: VRNM), a leading industrial biotechnology company focused on the development and commercialization of high-performance enzymes, today announced that Michael Zak will be leaving its Board of Directors effective March 31, 2013, and that Holger Liepmann will be appointed to its Board of Directors, also effective March 31, 2013.

“I am pleased to welcome Holger to Verenium’s Board of Directors, as his extensive global operations experience, which included very successful product launches in the pharmaceutical, hospital and nutritional arena, will prove especially important as we focus on growing our commercial business and further diversifying our product portfolio,” said Dr. James Cavanaugh, Chairman of the Board of Verenium. “I’d also like to thank Michael Zak for his many years of service to Verenium.”

Mr. Liepmann retired two years ago from Abbott Laboratories, a leading global health care company, where he spent 25 years in various positions gaining progressively greater responsibilities in the company throughout his career. Most recently, he served as Executive Vice President of Global Nutrition where he was responsible for all facets of the company’s second largest business with sales exceeding $5.5 billion. In this role, Mr. Liepmann helped the Global Nutrition group grow market share globally, including becoming the market leader in the U.S. and significantly expanding international sales. Prior to that, he served as Executive Vice President of Abbott’s Pharmaceutical Products Group, Senior Vice President of International Operations of the company’s ex-U.S. pharmaceutical and nutritional operations, and several other positions with Abbott International, based in various parts of the world.

Mr. Liepmann earned a bachelor’s degree in Psychology from Dartmouth College and a Masters in Business Administration from Stanford University.

About Verenium

Verenium, an industrial biotechnology company, is a global leader in developing high-performance enzymes. Verenium’s tailored enzymes are environmentally friendly, making products and processes greener and more cost-effective for industries, including the global food and fuel markets. Read more at www.verenium.com.

Forward Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to Verenium’s ability to develop and/or commercialize its products, diversify its product portfolio, enhance its manufacturing capabilities, capture near-term and longer-term growth and prospects. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium’s strategic focus, technologies, products and product candidates and product pipeline (including Verenium’s ability to identify, develop and commercialize new products and product candidates, either independently or with collaborators or partners, and market demand for those products and product candidates), dependence on patents and proprietary rights, protection and enforcement of its patents and proprietary rights, the commercial prospects of the industries in which Verenium operates and sells products, Verenium’s dependence on manufacturing and/or license agreements, its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies, the timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture or partnership agreements and licenses on a timely basis or at all, and risks and other uncertainties more fully described in Verenium’s filings with the Securities and Exchange Commission, including, but not limited to, Verenium’s annual report on Form 10-K for the year ended December 31, 2011 and any updates contained in its subsequently filed quarterly reports on Form 10-Q . These forward-looking statements speak only as of the date hereof, and Verenium expressly disclaims any intent or obligation to update these forward-looking statements.

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Contacts for Verenium:

Sarah Carmody

Sr. Corporate Communications Manager

858-431-8581

sarah.carmody@verenium.com